Exhibit 99.01

News Release

FOR IMMEDIATE RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:
Nicole Kenyon	Helyn Corcos
Symantec Corp.	Symantec Corp.
415-609-3842	650-527-5523
Nicole_kenyon@symantec.com	hcorcos@symantec.com

Symantec Reports Second Quarter Fiscal 2013 Results; Delivering Record September Revenue, EPS and Deferred Revenue

MOUNTAIN VIEW, Calif. – October 24, 2012 – Symantec Corp. (Nasdaq: SYMC) today reported the results of its second quarter of fiscal year 2013, ended Sept. 28, 2012. GAAP revenue for the fiscal second quarter was $1.7 billion, up 1 percent year-over-year and up 5 percent after adjusting for currency.

“I am pleased with the team’s results and progress made this quarter. We delivered solid results during the first quarter of a significant transition for the company,” said Steve Bennett, chairman, president and chief executive officer, Symantec. “After travelling the world speaking to employees, customers and shareholders, there is a strong sense of excitement about our future success. While focused on running the company, the team is also hard at work building a strategy and operational plan to deliver greater than 5 percent organic growth and 30 percent operating margins on a sustainable basis within the next two-to-three years.”

“We delivered better than expected results with record September revenue and deferred revenue, in addition to strong net income and EPS as we continue to make improvements to the performance of our businesses,” said James Beer, executive vice president and chief financial officer, Symantec. “We saw strength in enterprise security and backup as well as growth in consumer security.”

(More)

Symantec Reports Record Second Quarter Fiscal 2013 Results

GAAP Results for second quarter of fiscal year 2013

•	GAAP operating margin was 18.0 percent compared with 17.0 percent for the same quarter last year, up 6 percent year-over-year.

•	GAAP net income was $193 million compared with net income of $182 million for the year-ago period, up 6 percent year-over-year.

•	GAAP diluted earnings per share were $0.27 compared with $0.24 for the year ago quarter, up 13 percent year-over-year.

•	GAAP deferred revenue was $3.619 billion compared with $3.452 billion for the year ago quarter, up 5 percent year-over-year on an actual and currency-adjusted basis.

•

Cash flow from operating activities was $178 million compared with $308 million for the year ago period due to higher tax, restructuring and transition payments, foreign currency movements as well as lower September quarter cash collections.

•

Symantec ended the quarter with cash, cash equivalents and short-term investments of $4.0 billion. During the quarter, Symantec repurchased 12 million shares for $200 million at an average price of $16.48. Symantec has $483 million remaining in the current board authorized stock repurchase plan.

Non-GAAP Results for second quarter of fiscal year 2013

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Non-GAAP operating margin was 27.5 percent compared with 25.5 percent for the same quarter last year, up 200 basis points year-over-year (up 250 basis points after adjusting for currency) driven by stronger revenue and lower costs.

•	Non-GAAP net income was $322 million, compared to $295 million for the same quarter last year, up 9 percent year-over-year.

•	Non-GAAP diluted earnings per share were $0.45 compared with earnings per share of $0.39 for the year-ago quarter, up 15 percent year-over-year.

Business Segment Highlights for the Quarter

•	The Consumer segment represented 31 percent of total revenue and decreased 1 percent year-over-year (increased 3 percent after adjusting for currency).

•	The Security and Compliance segment represented 30 percent of total revenue and increased 6 percent year-over-year (increased 9 percent after adjusting for currency).

•	The Storage and Server Management segment represented 35 percent of total revenue and decreased 2 percent year-over-year (increased 2 percent after adjusting for currency).

•	Services represented 4 percent of total revenue and increased 2 percent year-over-year (increased 7 percent after adjusting for currency).

Symantec Reports Record Second Quarter Fiscal 2013 Results

Geographic Highlights for the Quarter

•	International revenue represented 51 percent of total revenue and increased 1 percent year-over-year (increased 7 percent after adjusting for currency).

•	The Europe, Middle East and Africa region represented 26 percent of total revenue and decreased 4 percent year-over-year (increased 7 percent after adjusting for currency).

•	Asia Pacific/Japan revenue represented 20 percent of total revenue and increased 6 percent year-over-year (increased 8 percent after adjusting for currency).

•	The Americas, including the United States, Latin America and Canada, represented 54 percent of total revenue and increased 2 percent year-over-year on an actual and currency-adjusted basis.

Third Quarter Fiscal Year 2013 Guidance

Guidance assumes an exchange rate of $1.30 per Euro for the December 2012 quarter versus the actual weighted average rate of $1.35 and an end of period rate of $1.30 per Euro for the December 2011 quarter. Our guidance assumes an effective tax rate of 28.5 percent and a common stock equivalents total for the quarter of approximately 700 million shares.

For the third quarter of fiscal 2013, Symantec expects:

•	GAAP revenue of $1.72 billion to $1.75 billion, up 0 to 2 percent as reported and up 1 to 3 percent in constant currency.

•	GAAP diluted earnings per share between $0.17 and $0.19 as compared to $0.32 in the year ago period.

•	Non-GAAP diluted earnings per share between $0.36 and $0.38 as compared to $0.42 in the year ago period, due to investments to better serve customers.

•	GAAP deferred revenue is estimated to be between $3.765 billion and $3.825 billion, up 3 to 4 percent on an actual and currency-adjusted basis.

Conference Call

Symantec has scheduled a conference call for 5 p.m. ET/2 p.m. PT today to discuss the results from the fiscal 2013 second quarter, ended Sept. 28, 2012, and to review guidance. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest. To listen to the live call, please go to the Web site at least 15 minutes early to register, download and install any necessary audio software. A replay and script of our officers’ remarks will be available on the investor relations’ home page shortly after the call is completed.

Symantec Reports Record Second Quarter Fiscal 2013 Results

About Symantec

Symantec protects the world’s information, and is the global leader in security, backup and availability solutions. Our innovative products and services protect people and information in any environment – from the smallest mobile device, to the enterprise data center, to cloud-based systems. Our industry-leading expertise in protecting data, identities and interactions gives our customers confidence in a connected world. More information is available at www.symantec.com or by connecting with Symantec at: go.symantec.com/socialmedia.

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NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please visit the Symantec News Room at http://www.symantec.com/news. All prices noted are in U.S. dollars and are valid only in the United States.

Symantec and the Symantec Logo are trademarks or registered trademarks of Symantec Corporation or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

FORWARD-LOOKING STATEMENTS: This press release contains statements regarding our financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including projections of future revenue, earnings per share and deferred revenue, as well as projections of amortization of acquisition-related intangibles and stock-based compensation and restructuring charges. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include those related to: general economic conditions; maintaining customer and partner relationships; the anticipated growth of certain market segments, particularly with regard to security and storage; the competitive environment in the software industry; changes to operating systems and product strategy by vendors of operating systems; fluctuations in currency exchange rates; the timing and market acceptance of new product releases and upgrades; the successful development of new offerings and integration of acquired businesses, and the degree to which these offerings and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. We assume no obligation, and do not intend, to update these forward-looking statements as a result of future events or developments. Additional information concerning these and other risks factors is contained in the Risk Factors sections of our Form 10-K for the year ended March 30, 2012 and our Current Report on Form 8-K filed on June 11, 2012.

USE OF NON-GAAP FINANCIAL INFORMATION: Our results of operations have undergone significant change due to a series of acquisitions, the impact of stock-based compensation, impairment charges and other corporate events. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to the comparable GAAP results, which is attached to our quarterly earnings release and which can be found, along with other financial information, on the investor relations’ page of our Web site at www.symantec.com/invest.

SYMANTEC CORPORATION

Condensed Consolidated Balance Sheets

(In millions)

	September 28, 2012 (Unaudited)	March 30, 2012 (1)

ASSETS

Current assets:
Cash and cash equivalents	$4,002	$3,162
Short-term investments	5	49
Trade accounts receivable, net	735	940
Inventories	23	28
Deferred income taxes	197	205
Other current assets	244	249

Total current assets	5,206	4,633

Property and equipment, net	1,114	1,100
Intangible assets, net	1,155	1,337
Goodwill	5,842	5,826
Other long-term assets	146	124

Total assets	$13,463	$13,020

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$278	$324
Accrued compensation and benefits	308	416
Deferred revenue	3,118	3,444
Current portion of long-term debt	968	—
Other current liabilities	336	321

Total current liabilities	5,008	4,505

Long-term debt	2,093	2,039
Long-term deferred revenue	501	529
Long-term deferred tax liabilities	312	288
Long-term income taxes payable	371	393
Other long-term obligations	75	94

Total liabilities	8,360	7,848

Total Symantec Corporation stockholders’ equity	5,088	5,094

Noncontrolling interest in subsidiary	15	78

Total stockholders’ equity	5,103	5,172

Total liabilities and stockholders’ equity	$13,463	$13,020

(1)	Derived from audited consolidated financial statements.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Income

(In millions, except per share data, unaudited)

	Three Months Ended		Year-Over-Year Growth Rate
	September 28, 2012	September 30, 2011	Actual	Constant Currency(1)

Net revenue:
Content, subscription, and maintenance	$1,498	$1,452	3%	7%
License	201	229	-12%	-9%

Total net revenue	1,699	1,681	1%	5%

Cost of revenue:
Content, subscription, and maintenance	247	232
License	18	10
Amortization of intangible assets	19	23

Total cost of revenue	284	265	7%	8%

Gross profit	1,415	1,416	0%	4%

Operating expenses:
Sales and marketing	659	697
Research and development	247	247
General and administrative	109	106
Amortization of intangible assets	72	73
Restructuring and transition	23	8

Total operating expenses	1,110	1,131	-2%	1%

Operating income	305	285	7%	15%

Interest income	2	4
Interest expense	(35)	(28)
Other income, net	1	2
Loss from joint venture	—	(14)

Income before income taxes	273	249	10%	N/A

Provision for income taxes	80	67

Net income	193	182	6%	N/A
Less: Loss attributable to noncontrolling interest	—	—

Net income attributable to Symantec Corporation stockholders	$193	$182	6%	N/A

Net income per share attributable to Symantec Corporation stockholders — basic	$0.27	$0.24
Net income per share attributable to Symantec Corporation stockholders — diluted	$0.27	$0.24
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — basic	702	745
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — diluted	708	751

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Income

(In millions, except per share data, unaudited)

	Six Months Ended		Year-Over-Year Growth Rate
	September 28, 2012	September 30, 2011	Actual	Constant Currency(1)

Net revenue:
Content, subscription, and maintenance	$2,973	$2,891	3%	6%
License	394	443	-11%	-7%

Total net revenue	3,367	3,334	1%	4%

Cost of revenue:
Content, subscription, and maintenance	496	462
License	35	17
Amortization of intangible assets	37	45

Total cost of revenue	568	524	8%	9%

Gross profit	2,799	2,810	0%	3%

Operating expenses:
Sales and marketing	1,308	1,362
Research and development	496	486
General and administrative	219	211
Amortization of intangible assets	144	144
Restructuring and transition	58	20

Total operating expenses	2,225	2,223	0%	3%

Operating income	574	587	-2%	4%

Interest income	5	8
Interest expense	(64)	(60)
Other expense, net	(5)	(2)
Loss from joint venture	—	(27)

Income before income taxes	510	506	1%	N/A

Provision for income taxes	145	134

Net income	365	372	-2%	N/A
Less: Loss attributable to noncontrolling interest	—	(1)

Net income attributable to Symantec Corporation stockholders	$365	$373	-2%	N/A

Net income per share attributable to Symantec Corporation stockholders — basic	$0.51	$0.50
Net income per share attributable to Symantec Corporation stockholders — diluted	$0.51	$0.49
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — basic	709	750
Weighted-average shares outstanding attributable to Symantec Corporation stockholders — diluted	714	758

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION

Condensed Consolidated Statements of Cash Flows

(In millions, unaudited)

	Six Months Ended
	September 28, 2012	September 30, 2011

OPERATING ACTIVITIES:
Net income	$365	$372

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	141	134
Amortization of intangible assets	181	189
Amortization of debt issuance costs and discounts	29	32
Stock-based compensation expense	83	77
Deferred income taxes	15	15
Excess income tax benefit from the exercise of stock options	(1)	(5)
Loss from joint venture	—	27
Other	8	5
Net change in assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable, net	203	331
Inventories	5	2
Accounts payable	(34)	37
Accrued compensation and benefits	(107)	(130)
Deferred revenue	(339)	(346)
Income taxes payable	42	73
Other assets	(24)	(3)
Other liabilities	(49)	1

Net cash provided by operating activities	518	811

INVESTING ACTIVITIES:
Purchases of property and equipment	(168)	(124)
Cash payments for acquisitions, net of cash acquired	(28)	(364)
Purchases of held-to-maturity securities	—	(33)
Proceeds from held-to-maturity securities	46	—
Other	2	1

Net cash used in investing activities	(148)	(520)

FINANCING ACTIVITIES:
Net proceeds from sales of common stock under employee stock benefit plans	75	83
Excess income tax benefit from the exercise of stock options	1	5
Tax payments related to restricted stock issuance	(11)	(21)
Repurchase of common stock	(501)	(473)
Purchase of additional interest in subsidiary	(92)	—
Repayment of debt and other obligations	—	(601)
Proceeds from debt issuance, net of discount	996	—
Debt issuance costs	(7)	—

Net cash provided by (used in) financing activities	461	(1,007)

Effect of exchange rate fluctuations on cash and cash equivalents	9	(19)

Change in cash and cash equivalents	840	(735)
Beginning cash and cash equivalents	3,162	2,950

Ending cash and cash equivalents	$4,002	$2,215

SYMANTEC CORPORATION

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1)

(In millions, except per share data, unaudited)

	Three Months Ended						Year-Over-Year Non-GAAP Growth Rate
	September 28, 2012			September 30, 2011				Constant
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	Actual	Currency(2)

Net revenue:	$1,699	N/A	$1,699	$1,681	N/A	$1,681	1%	5%

Gross profit:	$1,415	$23	$1,438	$1,416	$26	$1,442	0%	4%
Stock-based compensation		4			3
Amortization of intangible assets		19			23

Gross margin %	83.3%		84.6%	84.2%		85.8%	-120 bps	-80 bps

Operating expenses:	$1,110	$139	$971	$1,131	$118	$1,013	-4%	-1%
Stock-based compensation		41			35
Amortization of intangible assets		72			73
Restructuring and transition		23			8
Acquisition-related expenses		3			2

Operating expenses as a % of revenue	65.3%		57.2%	67.3%		60.3%	-310 bps	-330 bps

Operating income	$305	$162	$467	$285	$144	$429	9%	14%

Operating margin %	18.0%		27.5%	17.0%		25.5%	200 bps	250 bps

Net income:	$193	$129	$322	$182	$113	$295	9%	N/A
Gross profit adjustment		23			26
Operating expense adjustment		139			118
Non-cash interest expense		15			13
Loss on sale of marketable securities		—			1
Joint venture: Amortization of intangible assets		—			2
Income tax effect on above items		(47)			(47)
Tax related adjustments:
Release of pre-acquisition tax contingencies		(7)			—
Change in valuation allowance		6			—

Diluted net income per share attributable to Symantec Corporation stockholders	$0.27	$0.18	$0.45	$0.24	$0.15	$0.39	15%	N/A

Diluted weighted-average shares outstanding attributable to Symantec Corporation stockholders	708		708	751		751	-6%	N/A

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial measures prepared in accordance with GAAP. For a detailed explanation of these non-GAAP measures, please see Symantec’s Explanation of Non-GAAP Measures in Appendix A.
(2)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods.

SYMANTEC CORPORATION

Revenue and Deferred Revenue Detail (1)

(In millions, unaudited)

	Three Months Ended
	September 28, 2012	September 30, 2011
GAAP Revenue
Content, subscription, and maintenance	$1,498	$1,452
License	201	229

Total Revenue	$1,699	$1,681

GAAP Revenue Y/Y Growth Rate
Content, subscription, and maintenance	3%	15%
License	-12%	6%

Total Y/Y Growth Rate	1%	14%

GAAP Revenue Y/Y Growth Rate in Constant Currency
Content, subscription, and maintenance	7%	11%
License	-9%	2%

Total Y/Y Growth Rate in Constant Currency	5%	9%

GAAP Revenue by Segment
Consumer	$528	$531
Security and Compliance	512	482
Storage and Server Management	595	605
Services	64	63
GAAP Revenue by Segment: Y/Y Growth Rate
Consumer	-1%	11%
Security and Compliance	6%	27%
Storage and Server Management	-2%	8%
Services	2%	-15%
GAAP Revenue by Segment: Y/Y Growth Rate in Constant Currency
Consumer	3%	7%
Security and Compliance	9%	22%
Storage and Server Management	2%	4%
Services	7%	-18%

GAAP Revenue by Geography
International	$873	$868
US	826	813
Americas (U.S., Latin America, Canada)	922	906
EMEA	441	459
Asia Pacific & Japan	336	316
GAAP Revenue by Geography: Y/Y Growth Rate
International	1%	17%
US	2%	10%
Americas (U.S., Latin America, Canada)	2%	11%
EMEA	-4%	11%
Asia Pacific & Japan	6%	26%
GAAP Revenue by Geography: Y/Y Growth Rate in Constant Currency
International	7%	9%
US	2%	10%
Americas (U.S., Latin America, Canada)	2%	11%
EMEA	7%	2%
Asia Pacific & Japan	8%	15%

GAAP Deferred Revenue	$3,619	$3,452
GAAP Deferred Revenue Y/Y Growth Rate	5%	11%
GAAP Deferred Revenue Y/Y Growth Rate in Constant Currency	5%	11%

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).

SYMANTEC CORPORATION

Operating Margin by Segment Detail (1)

(Unaudited)

	Three Months Ended
	September 28, 2012	September 30, 2011
GAAP Operating Margin by Segment
Consumer	50%	48%
Security and Compliance	30%	21%
Storage and Server Management	40%	42%
Services	19%	16%

(1)	Excluded from this table is our Other segment which is comprised of sunset products nearing the end of their life cycle. The Other segment also includes certain general and administrative expenses; amortization of intangible assets; stock-based compensation expense, restructuring and transition expenses; and certain indirect costs that are not charged to the other operating segments.

SYMANTEC CORPORATION

Guidance and Reconciliation of GAAP to Non-GAAP Earnings Per Share

(In billions, except per share data, unaudited)

We include certain non-GAAP measures in the tracking and forecasting of our earnings and management of our business. For a detailed explanation of these non-GAAP measures, please see our Explanation of Non-GAAP Measures in Appendix A.

Three Month Ending December 28, 2012
Year-Over-Year Growth Rate
Revenue Guidance	Range	Actual	Constant Currency (1)

GAAP revenue range	$1.72 - $1.75	0% - 2%	1% - 3%

Three Month Ending December 28, 2012
Year-Over-Year Growth Rate
Earnings Per Share Guidance and Reconciliation	Range	Actual

GAAP diluted earnings per share range	$0.17 - $0.19	(41)% - (47)%
Add back:
Stock-based compensation, net of tax	$0.04
Amortization of intangible assets and non-cash interest expense, net of tax	$0.15

Non-GAAP diluted earnings per share range	$0.36 - $0.38	(10)% - (14)%

Three Month Ending December 28, 2012
Year-Over-Year Growth Rate
Deferred Revenue Guidance	Range	Actual	Constant Currency (1)

GAAP deferred revenue range	$3.765 - $3.825	3% - 4%	3% - 4%

(1)	Management refers to growth rates adjusting for currency so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates. We compare the percentage change in the results from one period to another period in order to provide a framework for assessing how our underlying businesses performed. To exclude the effects of foreign currency rate fluctuations, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the actual exchange rates in effect during the respective prior periods (or, in the case of deferred revenue, converted into United States dollars at the actual exchange rate in effect at the end of the prior period).

SYMANTEC CORPORATION

Explanation of Non-GAAP Measures

Appendix A

The non-GAAP financial measures included in the tables adjust for the following items: business combination accounting entries, stock-based compensation expense, restructuring and transition charges, charges related to the amortization of intangible assets, impairments of assets and certain other items. We believe the presentation of these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding the Company’s operating performance for the reasons discussed below. Our management uses these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods. We believe that these non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods and to our peers and that investors benefit from an understanding of these non-GAAP financial measures.

Stock-based compensation: Consists of expenses for employee stock options, restricted stock units, restricted stock awards, performance based awards and our employee stock purchase plan determined in accordance with the authoritative guidance on stock-based compensation. When evaluating the performance of our individual business units and developing short and long term plans, we do not consider stock-based compensation charges. Our management team is held accountable for cash-based compensation, but we believe that management is limited in its ability to project the impact of stock-based compensation and accordingly is not held accountable for its impact on our operating results. Although stock-based compensation is necessary to attract and retain quality employees, our consideration of stock-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. In addition, for comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies. Furthermore, unlike cash-based compensation, the value of stock-based compensation is determined using complex formulas that incorporate factors, such as market volatility, that are beyond our control.

	Three months ended
	September 28, 2012	September 30, 2011
Cost of revenue	$4	$3
Sales and marketing	17	17
Research and development	13	12
General and administrative	11	6

Total stock-based compensation	$45	$38

Amortization of intangible assets: When conducting internal development of intangible assets, accounting rules require that we expense the costs as incurred. In the case of acquired businesses, however, we are required to allocate a portion of the purchase price to the accounting value assigned to intangible assets acquired and amortize this amount over the estimated useful lives of the acquired intangible assets. The acquired company, in most cases, has itself previously expensed the costs incurred to develop the acquired intangible assets, and the purchase price allocated to these assets is not necessarily reflective of the cost we would incur in developing the intangible asset. We eliminate these amortization charges from our non-GAAP operating results to provide better comparability of pre- and post-acquisition operating results and comparability to results of businesses utilizing internally developed intangible assets.

Restructuring and transition: We have engaged in various restructuring and transition activities over the past several years that have resulted in costs associated with severance, facilities costs, and transition and other related costs. Transition and other related costs consist of severance costs associated with acquisition integrations in efforts to streamline our business operations, consulting charges associated with the implementation of a new Enterprise Resource Planning system, and costs related to the outsourcing of certain back office functions. Each restructuring and transition activity has been a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring or transition activities in the ordinary course of business. While our operations previously benefited from the employees and facilities covered by our various restructuring charges, these employees and facilities have benefited different parts of our business in different ways, and the amount of these charges has varied significantly from period to period. We believe that it is important to understand these charges and, we believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

Acquisition-related expenses: The authoritative guidance on business combinations requires us to record in the statement of income, certain items that at the time of an acquisition would have been recorded to goodwill under the old authoritative guidance. We have excluded the effect of acquisition-related expenses from our non-GAAP operating expenses and net income measures. We incurred expenses in connection with our acquisitions, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition-related expenses consist of professional service expenses. We believe it is useful for investors to understand the effects of these items on our operations. Although acquisition-related expenses generally diminish over time with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions.

Non-cash interest expense: Effective April 4, 2009, we adopted authoritative guidance on convertible debt instruments, which changed the method of accounting for our convertible notes. Under this authoritative guidance, our EPS and net income calculated in accordance with GAAP have been reduced as a result of recognizing incremental non-cash interest expense. We believe it is useful to provide a non-GAAP financial measure that excludes this incremental non-cash interest expense in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.

Loss on sale of marketable securities: This constitutes the loss from the sale of the Company’s available-for-sale securities. The Company’s management excludes this loss when evaluating its ongoing performance and therefore excludes this loss when presenting non-GAAP financial measures.

Joint venture: As noted above, we exclude amortization of intangible assets related to the joint venture from our non-GAAP net income.

Release of pre-acquisition tax contingencies: During the September 2012 quarter, certain tax accruals related to pre-acquisition contingencies were effectively settled. As a result, we realized benefits to GAAP net income of $12 million and non-GAAP net income of $5 million. The non-GAAP benefit was due to the reversal of accrued interest recorded in our income statement during our post acquisition periods. Accordingly, the amount of this accrual has not been excluded from Symantec’s non-GAAP results.

Change in valuation allowance: Due to an election made for state income tax purposes, we have determined that it is not more-likely-than-not that we will utilize all of our state credit carryforwards based on the GAAP income allocated to the state. Accordingly, a valuation allowance was recorded against our state credit carryforwards during the three months ended September 28, 2012.